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                                                                    Exhibit 4.34


                                 FIRST AMENDMENT


     THIS FIRST AMENDMENT (this "AMENDMENT"), effective as of February 19, 2003 (the "EFFECTIVE DATE"), is to the Credit Agreement dated as of August 7, 2002 (the "CREDIT AGREEMENT") among Affiliated Managers Group, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "LENDERS"), Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and The Bank of New York, as syndication agent.


                               W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          I. DEFINED TERMS. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

          II. AMENDMENT TO SECTION 7.1 OF THE CREDIT AGREEMENT. Section 7.1(c)(i) of the Credit Agreement is amended by deleting the number "$50,000,000" therein and substituting the following therefor: "$50,000,000 (or, during the period from February 17, 2003 through May 7, 2004, the greater of (x) $50,000,000 or (y) $250,000,000 less the amount expended by the Borrower to pay, purchase or redeem Zero Coupon Bonds after February 17, 2003)".

          III. AMENDMENT TO SECTION 7.2 OF THE CREDIT AGREEMENT. Clauses (g) and
(n) of Section 7.2 of the Credit Agreement are amended in their entirety to read as follows, respectively:

                    "(g) Indebtedness of the Borrower and its Subsidiaries
               existing on the date hereof, as described on SCHEDULE 7.2(g) (but excluding the Zero-Coupon Bonds), and any Indebtedness exchanged for the Feline Prides Senior Notes, which Indebtedness is on economic terms, as a whole, at least as favorable to the Borrower as the Feline Prides Senior Notes, and on other terms, as a whole, not more onerous to the Borrower than the Feline Prides Senior Notes (it being understood and agreed that SECTION 7.8 shall not limit the ability of the Borrower to consummate such exchange);"

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                    "(n) senior unsecured notes, bonds, debentures or similar
               instruments of the Borrower (including the Zero-Coupon Bonds and the securities known as COBRAs issued by the Borrower in February 2003, and any follow-on offering relating thereto) in an aggregate principal amount not to exceed $530,500,000 minus the aggregate amount (but not more than $100,500,000) expended by the Borrower to pay, purchase or redeem Zero-Coupon Bonds after February 17, 2003; PROVIDED that such instruments shall not be guaranteed by any Person that is not a Loan Party."

          IV. CONDITIONS PRECEDENT. The amendments contemplated by this Amendment are subject to the satisfaction of each of the following conditions precedent:

          A. DOCUMENTATION. The Administrative Agent shall have received (by facsimile or otherwise) counterparts of this Amendment, duly executed by the Borrower, the Required Lenders and the Administrative Agent.

          B. PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and delivers to the Administrative Agent a counterpart of this Amendment on or prior to 1:00 p.m. (eastern time) on February 24, 2003, an amendment fee in an amount equal to 0.1% of such Lender's Commitment.

          C. CONFIRMATION. The Administrative Agent shall have received a Confirmation in the form of EXHIBIT A hereto signed by all of the Loan Parties.

          V. REPRESENTATION AND WARRANTIES. The Borrower hereby confirms that each of the representations and warranties set forth in Section 4 of the Credit Agreement is true and correct as of the date hereof (except to the extent (a) that any such representation and warranty was made with reference to a specific date, in which case it was true and correct as of such date, and (b) of changes resulting from actions permitted by the Credit Agreement).

          VI.  GENERAL.

          A. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment and any other document prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of outside counsel to the Administrative Agent.

          B. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

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          C.   GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          D. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

                                      AFFILIATED MANAGERS GROUP, INC.


                                      By: /s/ Daniel J. Shea
                                         --------------------------------------
                                          Title: Vice President

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                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent, as Swingline Lender and as a Lender


                                      By:  /s/ Illegible
                                          --------------------------------------
                                            Title: Managing Director

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                                      THE BANK OF NEW YORK, as Syndication Agent
                                      and as a Lender


                                      By:  /s/ Illegible
                                          --------------------------------------
                                            Title: Vice President

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                                      US BANK NATIONAL ASSOCIATION, as a Lender


                                      By:  /s/ Illegible
                                          --------------------------------------
                                            Title: Vice President

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                                      JPMORGAN CHASE BANK, as a Lender


                                      By:  /s/ Illegible
                                          --------------------------------------
                                            Title: Managing Director

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                                      CREDIT LYONNAIS NEW YORK BRANCH, as a
                                      Lender


                                      By:  /s/ Sebastian Rocco
                                          --------------------------------------
                                            Title: Senior Vice President

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                                      LASALLE BANK NATIONAL ASSOCIATION, as a
                                      Lender


                                      By:  /s/ Illegible
                                          --------------------------------------
                                            Title: Assistant Vice President

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                                      ING CAPITAL LLC, as a Lender


                                      By:  /s/ Kunduck Moon
                                          --------------------------------------
                                            Title: Managing Director